UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 29, 2010
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 29, 2010, MetLife Worldwide Holdings, Inc. (“MLWH”), an indirect, wholly-owned subsidiary of MetLife, Inc., entered into a share purchase agreement with its joint venture partner, MS&AD Insurance Group Holdings, Inc. (“MS&AD”), for the sale of its interest in Mitsui Sumitomo MetLife Insurance Co., Ltd. (“MSI MetLife”), a Japan domiciled life insurance company, to MS&AD. The purchase price will be ¥22,525,000,000 (approximately US$275,000,000). It is anticipated that the sale will close on or about April 1, 2011, subject to customary closing conditions, including obtaining required regulatory approvals.
MSI MetLife was established in 2001 as a joint venture between MLWH (then known as CitiInsurance International Holdings, Inc.) and Mitsui Sumitomo Insurance Company, Ltd., a subsidiary and predecessor in interest of MS&AD. MetLife, Inc. acquired an indirect interest in approximately 50% of the capital stock of MSI MetLife when it acquired MLWH as part of its acquisition of substantially all of the international insurance businesses of Citigroup, Inc. in 2005. Other than the joint operation of MSI MetLife and certain arrangements related thereto, MetLife, Inc. conducts no substantial business with MS&AD. MetLife, Inc. and its affiliates will continue to jointly manage and provide operational support to MSI MetLife, consistent with past practice, until the closing. At closing, the joint venture agreement between MLWH and MS&AD will be terminated, and MetLife, Inc. will also terminate its commitment to assist MSI MetLife in maintaining specified levels of statutory capital and surplus and to make such loans to MSI MetLife as may be necessary to ensure that MSI MetLife has sufficient cash or other liquid assets to meet its payment obligations as they fall due. Thereafter, a subsidiary of MetLife, Inc. will continue to reinsure certain existing and certain new business written by MSI MetLife between the closing date and December 31, 2011.
A copy of the press release announcing the sale of MLWH’s interest in MSI MetLife is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Press release of MetLife, Inc., dated October 29, 2010, announcing the sale of MetLife Worldwide Holdings, Inc.’s interest in Mitsui Sumitomo MetLife Insurance Co., Ltd. to MS&AD Insurance Group Holdings, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date:  October 29, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
99.1	Press release of MetLife, Inc., dated October 29, 2010, announcing the sale of MetLife Worldwide Holdings, Inc.’s interest in Mitsui Sumitomo MetLife Insurance Co., Ltd. to MS&AD Insurance Group Holdings, Inc.